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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.

OFFER TO EXCHANGE ALL OUTSTANDING
6 3/8% SENIOR NOTES DUE 2015
FOR NEWLY ISSUED
6 3/8% SENIOR NOTES DUE 2015
That Have Been Registered Under
the Securities Act of 1933

        This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used by registered holders of outstanding 6 3/8% Senior Notes due 2015 (the "Original Notes") of DIRECTV Holdings LLC (the "Company"), DIRECTV Financing Co., Inc. ("Finance Co."), and DIRECTV Enterprises, LLC, DIRECTV Customer Services, Inc., DIRECTV Merchandising, Inc., DIRECTV Operations, LLC, DIRECTV, Inc., DIRECTV Home Services LLC, DIRECTV Programming Holdings I, Inc., DIRECTV Programming Holdings II, Inc. and LABC Productions, Inc. (the "Guarantors" and, together with the Company and Finance Co., the "Issuers") who wish to tender their Original Notes in exchange for a like principal amount of newly issued 6 3/8% Senior Notes due 2015 of the Issuers registered under the Securities Act of 1933, as amended (the "Registered Notes") pursuant to the exchange offer described in the Prospectus, dated September, 2005 (as the same may be amended or supplemented from time to time, the "Prospectus") if the holder's Original Notes are not immediately available or if such holder cannot deliver its Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to 5:00 p.m., New York City time, on October     , 2005, or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). This Notice of Guaranteed Delivery or one substantially equivalent hereto may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures" in the Prospectus.

The Exchange Agent for the Exchange Offer is:
The Bank of New York

By Registered or Certified Mail, by Hand or by Overnight Courier: 101 Barclay Street, 7 East New York, New York 10286 Attention: Corporate Trust Operations	By Facsimile: (212) 815-5119 By Telephone: (212) 815-5920

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuers the principal amount of Original Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Original Notes (Please print)	Certificate Number(s) for Original Notes Tendered	Principal Amount of Original Notes Tendered

PLEASE SIGN HERE

X		X

X		X

X		X
	Signature(s) of Holder(s)		Date

        Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

        Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

☐	The Depository Trust Company (Check if Original Notes will be tendered by book-entry transfer)
Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized Signature)
Address:	Title:

Name:
(Zip Code)		(Please type or print)
Date:
Area Code and Telephone No.
NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY